Exhibit 99.1

AGILITI ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2022 AND REAFFIRMS 2022 OUTLOOK

Minneapolis, Minn.--(BUSINESS WIRE)— May 10, 2022 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended March 31, 2022, and reaffirmed its financial outlook for 2022.

First Quarter 2022 Highlights

●	Revenue growth of 25 percent to $294 million
●	Net income of $19.9 million, up $10.3 million from the prior year period; diluted income per share of $0.14, up $0.05 per share from the prior year period
●	Adjusted EBITDA[1] growth of three percent to $89 million, and Adjusted Earnings Per Share[1] of $0.29, a three percent decrease over the prior year period
●	Total debt of $1,121 million; Net debt[1] of $1,069 million; and, Net Leverage ratio[1] of 3.2x

“We are pleased with our Q1 performance, with results that reflect the importance of our value proposition and the durability of our business model,” said Tom Leonard, Chief Executive Officer. “Our customers are emerging from the pandemic with a new set of economic challenges, and we are proud to bring solutions that address many of the financial, clinical and operational constraints facing our healthcare system today. That critical work continues to drive the momentum in our business and gives us confidence in our outlook for the year.”

First Quarter 2022 Financial Results

Total revenue for the three months ended March 31, 2022, was $294.4 million, representing a 25.2 percent increase from total revenue of $235.2 million for the same period of 2021.

Net income for the three months ended March 31, 2022, was $19.9 million, a 108.2 percent increase from net income of $9.6 million for the same period of 2021.

Adjusted EBITDA1 for the three months ended March 31, 2022, was $89.2 million, a 3.4 percent increase from Adjusted EBITDA1 of $86.2 million for the same period of 2021.

2022 Financial Outlook

The company reaffirmed its guidance for 2022 as follows:

●	Revenue of $1,160 - $1,190 million
●	Adjusted EBITDA of $305-315 million[2]
●	Adjusted earnings per share of $0.89 – 0.94 per share[2]
●	Capex investment expected in the range of $80 to $90 million

----------------------------

1 Non-GAAP Measures. See further discussion below.

2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

Conference Call Information

Agiliti will hold a conference call to discuss its first quarter 2022 results on Tuesday, May 10, at 5 p.m. Eastern Time (4 p.m. Central Time).

The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13728694. The replay will be available until May 17, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers including our agreement with HHS/ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$294,444	$235,245
Cost of revenue	170,817	133,922
Gross margin	123,627	101,323
Selling, general and administrative	86,138	69,224
Operating income	37,489	32,099
Interest expense	10,664	18,021
Income before income taxes and noncontrolling interest	26,825	14,078
Income tax expense	6,905	4,495
Consolidated net income	19,920	9,583
Net income attributable to noncontrolling interest	28	30
Net income attributable to Agiliti, Inc. and Subsidiaries	$19,892	$9,553

Basic income per share	$0.15	$0.10
Diluted income per share	$0.14	$0.09

Weighted-average common shares outstanding:
Basic	131,148,108	99,103,933
Diluted	139,426,334	106,090,703

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$52,103	$74,325
Accounts receivable, less allowance for credit losses of $3,006 at March 31, 2022 and $2,902 at December 31, 2021	213,547	209,308
Inventories	55,954	55,307
Prepaid expenses	14,614	18,549
Other current assets	6,453	395
Total current assets	342,671	357,884
Property and equipment, net	256,667	258,370
Goodwill	1,213,121	1,213,121
Operating lease right-of-use assets	85,960	80,676
Other intangibles, net	551,996	573,159
Other	36,846	32,537
Total assets	$2,487,261	$2,515,747
Liabilities and Equity
Current Liabilities:
Current portion of long-term debt	$17,693	$17,534
Current portion of operating lease liability	22,883	22,826
Current portion of obligation under tax receivable agreement	29,397	29,187
Accounts payable	57,454	53,851
Accrued compensation	36,396	47,951
Accrued interest	3,269	3,473
Deferred revenue	6,918	5,808
Other accrued expenses	29,539	27,900
Total current liabilities	203,549	208,530
Long-term debt, less current portion	1,103,785	1,174,968
Obligation under tax receivable agreement, pension and other long-term liabilities	31,196	29,629
Operating lease liability, less current portion	73,142	63,241
Deferred income taxes, net	149,571	143,307
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized; 131,476,924 and 130,950,061 shares issued and outstanding at March 31, 2022 and December 31, 2021	13	13
Additional paid-in capital	943,517	938,888
Accumulated deficit	(24,594)	(44,486)
Accumulated other comprehensive income	6,966	1,537
Total Agiliti, Inc. and Subsidiaries equity	925,902	895,952
Noncontrolling interest	116	120
Total equity	926,018	896,072
Total liabilities and equity	$2,487,261	$2,515,747

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$19,920	$9,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,498	26,217
Amortization	23,358	18,399
Remeasurement of tax receivable agreement	—	4,148
Provision for credit (gains) losses	(27)	18
Provision for inventory obsolescence	325	1,532
Non-cash share-based compensation expense	4,637	2,412
Gain on sales and disposals of equipment	(593)	(647)
Deferred income taxes	4,398	3,932
Changes in operating assets and liabilities:
Accounts receivable	(6,212)	2,898
Inventories	(972)	3,641
Other operating assets	1,132	226
Accounts payable	5,351	1,361
Other operating liabilities	(6,691)	(10,811)
Net cash provided by operating activities	67,124	62,909
Cash flows from investing activities:
Medical equipment purchases	(10,005)	(4,415)
Property and office equipment purchases	(5,215)	(3,915)
Proceeds from disposition of property and equipment	644	1,003
Acquisitions, net of cash acquired	—	(450,198)
Net cash used in investing activities	(14,576)	(457,525)
Cash flows from financing activities:
Proceeds under revolver	—	10,000
Proceeds under term loan	—	198,052
Payments under term loan	(71,474)	(2,840)
Payments of principal under finance lease liability	(2,223)	(2,051)
Payments under tax receivable agreement	—	(748)
Distributions to noncontrolling interests	(32)	(50)
Proceeds from exercise of stock options	978	—
Dividend and equity distribution payment	(906)	(924)
Shares forfeited for taxes	(792)	—
Payments of contingent consideration	(321)
Net cash provided by (used in) financing activities	(74,770)	201,439
Net change in cash and cash equivalents	(22,222)	(193,177)
Cash and cash equivalents at the beginning of period	74,325	206,505
Cash and cash equivalents at the end of period	$52,103	$13,328

Use of non-GAAP information

This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc.before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Agiliti, Inc. and Subsidiaries	$19,892	$9,553
Interest expense	10,664	18,021
Income tax expense	6,905	4,495
Depreciation and amortization	44,831	43,563
EBITDA	82,292	75,632
Non-cash share-based compensation expense	4,637	2,412
Management and other expenses	—	563
Transaction costs (1)	2,226	3,451
Tax receivable agreement remeasurement	—	4,148
Adjusted EBITDA	$89,155	$86,206

(1) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

(in thousands, except share and per share information)

	Three months ended
	March 31,
	2022	2021

Net income attributable to Agiliti, Inc. and Subsidiaries	$19,892	$9,553
Amortization	22,333	17,348
Non-cash share-based compensation expense	4,637	2,412
Management and other expenses	-	563
Transaction costs (1)	2,226	3,451
Tax receivable agreement remeasurement (2)	-	4,148
Income tax benefit associated with pre-tax adjustments (3)	(7,969)	(5,463)

Adjusted net income	$41,119	$32,012

Weighted average shares outstanding - diluted	139,426	106,091
Adjusted EPS	$0.29	$0.30

(1) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.

(2) Tax receivable agreement remeasurement represents the change in the fair value of the tax receivable agreement.

(3) Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure:  Net Debt and Net Leverage Ratio

(in millions)

March 31,
2022
Term Loan B (due 2026)	$1,111.6
Consolidated Capital Leases	26.0
Less: Deferred Financing Fees	(16.2)
Debt	$1,121.5
Less: Cash	(52.1)
Net Debt	$1,069.4

LTM Adjusted EBITDA	$333.6

Net Leverage	3.2x